Blucora, Inc. 8-K

Exhibit 99.1

Blucora Board Sends Letter to Stockholders

Notes Significant Concerns About Ancora Nominees, Plan and Conduct

Stockholders Urged to Vote “FOR” ALL of Blucora’s Highly Qualified Directors on
the BLUE Proxy Card

DALLAS, April 6, 2021 – Blucora, Inc. (the “Company”) (NASDAQ: BCOR), a leading provider of technology-enabled, tax-focused financial solutions, today mailed a letter to stockholders concerning the Company’s upcoming 2021 annual meeting of stockholders, scheduled to be held on April 21, 2021. Blucora’s Board of Directors unanimously recommends that stockholders vote “FOR” ALL of Blucora’s highly qualified director candidates on the BLUE proxy card.

The text of the letter is as follows:

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April 6, 2021

To our stockholders:

I am writing you on behalf of the Blucora Board of Directors in advance of this year’s annual meeting of stockholders seeking your support for the incumbent directors on the BLUE proxy card.

Our Board Has Been Actively Overseeing Blucora

As a board, we believe Blucora’s two tax-focused businesses (TaxAct, a tax-preparation software business, and Avantax, a wealth management business with software tools) both have significant growth and value creation opportunities. And, we believe that having them together in one company affords us unique opportunities. As JP Morgan recently wrote in a research note:

“We think there is a strong opportunity to create synergies between TaxAct and Avantax... [The] ability to tie accounting, wealth management, income tax filing together is the Holy Grail.”

JP Morgan research April 1, 20211

1 Permission to use this quote was neither sought nor obtained. Such third-party statement should not be viewed as indicating the support of such third party for the views expressed in this communication.

In the middle of 2019, our Board determined that the management team was not executing the optimal strategy to drive value in these businesses. We acted decisively: over the course of several months, we planned for, and implemented, a change in leadership, replacing both the CEO and CFO. Since January 2020, we have supported our new CEO, Chris Walters, as he rebuilt the Company’s senior management team.

Mr. Walters brings strong leadership experience along with decades of expertise in financial services tools and software, consumer-facing digital applications and organizational transformation. Before becoming CEO, he was a vocal advocate for the difficult changes that were necessary for Blucora, and, after considering both external and internal candidates with the help of an executive search firm, he was our Board’s top choice for leading the Company forward. We were thankful that he agreed to take on the task of transforming Blucora.

Our new leadership team has made significant progress. At TaxAct, we added an assisted offering for the 2021 tax season, and we are continuing to make enhancements to the user experience and implement new features to strengthen our product as we return to the best value-for-money offering on the market. We’re also refining our marketing strategies to increase customer acquisition.

At Avantax, Mr. Walters and the new team are continuing our acquisition integration efforts to increase efficiencies within the organization while leveraging our technology and data analytics capabilities to drive asset growth and enable our financial professionals to more efficiently serve their clients. With advanced tools and capabilities, we are confident our wealth management platform will be an industry leader.

As a board, we too have changed: we realized we needed additional skills and expertise on our Board to support the Company’s transformation. Since March 2020, we have added four C-Suite executive leaders from world-class companies to our Board, including experts in tax, wealth management, strategy, business transformations, data analytics and consumer marketing.

Our Board Continues to Work to Improve Blucora

Throughout the leadership transition and our Board’s refreshment process, and even as we refined the Company’s operating strategies, our Board has actively reviewed the Company’s configuration to help ensure that the path we are pursuing maximizes value for all stockholders.

With the assistance of two leading investment banks over the last year, we have examined whether continuing to operate in our current configuration or selling one or both of our businesses (or the whole company) would create more value for stockholders. We continue to analyze and evaluate these important options as the businesses improve and market conditions change.

One of our stockholders, Ancora Catalyst Institutional, LP (together with its affiliates, “Ancora”), has demanded that we immediately sell TaxAct. We do not believe now is the right time to do so. We have done significant analysis to reach this conclusion and believe that potential buyers are unlikely to give us full credit for the enhancements to our product and platform that are underway, nor for the rebound in financial performance we expect to experience in a more normal tax season.

Ancora disagrees with this position and has nominated four directors for election to our Board. We are confident in the work we have done in consultation with two independent investment banks. Among other things, we know that any rushed sale of one of our businesses could leave Blucora a subscale company with limited trading liquidity for stockholders and increased cost of capital for the Company. Nonetheless, we remain open to any avenue that would maximize value for stockholders and will continue to evaluate options against the progress of our current strategy.

We Believe Our Board Will be Weaker If Ancora’s Nominees Are Elected

The four Blucora directors Ancora is proposing to replace make unique contributions to our Board.

Two of the directors Ancora is targeting – Steven Aldrich and John MacIlwaine – are our most expert directors on software and cyber security, both critical issues for a tax software company and a wealth management firm whose data is extraordinarily sensitive. We believe this expertise is critical to our Board.

The other two directors Ancora is targeting – myself and Mary Zappone – are valuable contributors to our Board. I served as the former CFO of TIAA-CREF, one of the largest and most respected asset managers in the world. Mary is a sitting CEO with extensive experience guiding complex business transformations and successfully integrating acquisitions.

We do not believe we can afford to lose these distinguished directors and boardroom expertise in order to add Fred DiSanto, the head of Ancora, or any of the other Ancora candidates to our Board. Mr. DiSanto is already overcommitted – he serves on three public (and several private) company boards while serving as CEO of a wealth management business that is a direct competitor to Blucora. If he were elected to our Board, his concomitant service as a director and as an executive officer at Ancora may violate antitrust laws and certainly would create complications for the open exchange of ideas in our boardroom. Our Board regularly evaluates acquisitions in the wealth management sector, assesses the performance of financial professionals, reviews wealth management pricing grids and discusses services offered to recruit and retain financial professionals, among many other competitively-sensitive matters. It would be highly inappropriate for a competitor to have access to this proprietary information. The other Ancora nominees lack prior public company executive and board experience and do not offer any relevant skills or expertise that our Board lacks.

Ancora’s Puzzling Conduct

We have also been surprised by Ancora’s conduct in this campaign. Ancora has repeatedly refused to allow members of our Board to meet its candidates, insisting instead that we agree to nominate them or place them on our Board, “sight unseen.” On February 12, 2021, Steven Aldrich, the Chairman of our Board’s Nominating and Governance Committee, reached out to Mr. DiSanto and each of Ancora’s other candidates directly, seeking to engage. Neither Mr. DiSanto nor any of the other Ancora candidates ever responded to Mr. Aldrich’s emails, and Mr. DiSanto instead insisted on negotiating with our CEO, even after Mr. Aldrich followed up with Mr. DiSanto on February 15. It is ironic that Ancora, having rebuffed outreach from one of our independent directors, now claims our Board was insufficiently attentive to him.

When informed that our Board had chosen an exceptional candidate to add to our Board (in part because Mr. DiSanto refused to allow us to even speak with his candidates), Mr. DiSanto became very angry, pounding his fist on his desk and exhorting “you cannot give that woman my seat!” Ancora has blatantly misrepresented the biographies of our directors, claiming for example that the former Head of Wealth Management for Northern Trust has no relevant experience. This lack of transparency, constructive engagement and attempts to coerce us do not belong in the boardroom.

Please Vote Blue TODAY

We are honored to serve as your fiduciaries and ask that you continue to place your trust in us by voting on the BLUE proxy card “FOR ALL” of the incumbent directors.

Very truly yours,

/s/

Georganne Proctor

CHAIR OF THE BOARD

OF DIRECTORS

More information is available at VoteBlucora.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions. Actual results may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the factors described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2021. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2021 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with a collective $83 billion in total client assets as of December 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and more than 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com..

Contacts

Investors:
Geoffrey Weinberg / Rick Grubaugh
D.F. King & Co., Inc.
(866) 388-7535
BCOR@dfking.com

Media:
Dan Gagnier / Jeffrey Mathews
Gagnier Communications
(646) 569-5897
Blucora@gagnierfc.com